ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

As of April 30, 2018

Allianz Global Investors Dynamic Multi-Asset Plus Portfolio

Brighthouse Funds Trust I

One Financial Center

Boston, Massachusetts 02111

JPMorgan Global Active Allocation Portfolio

Brighthouse Funds Trust I

One Financial Center

Boston, Massachusetts 02111

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization dated as of April 30, 2018 (the “Agreement”) by and among Brighthouse Funds Trust I, a Delaware statutory trust (the “Trust”), on behalf of one of its series, Allianz Global Investors Dynamic Multi-Asset Plus Portfolio (“Acquired Fund”), and the Trust on behalf of another of its series, JPMorgan Global Active Allocation Portfolio (“Acquiring Fund” and together with Acquired Fund, the “Funds”). The Agreement describes a proposed transaction (the “Reorganization”) to occur on the date of this letter, pursuant to which Acquiring Fund will acquire all of the assets of Acquired Fund in exchange for shares of beneficial interest in Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund, following which the Acquiring Fund Shares received by Acquired Fund will be distributed by Acquired Fund to its shareholders in liquidation and termination of Acquired Fund. This opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you, for the benefit of Acquired Fund and Acquiring Fund, pursuant to section 9.5 of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Acquired Fund is a series of the Trust, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Shares of Acquired Fund are redeemable at net asset value at each shareholder’s option. Acquired Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

April 30, 2018

Acquiring Fund is also a series of the Trust. Shares of Acquiring Fund are redeemable at net asset value at each shareholder’s option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

Each of Acquired Fund and Acquiring Fund serves as a funding vehicle for annuity contracts and insurance contracts (each, a “Contract”) offered by certain insurance companies. An insurance company establishes separate accounts, including subaccounts, that in turn purchase shares of Acquired Fund or Acquiring Fund in order to fund the insurance company’s obligations under Contracts that the insurance company has written. References herein to “shareholders” of Acquired Fund or Acquiring Fund are to the separate accounts (and other permitted shareholders) that own shares in Acquired Fund or Acquiring Fund.

For purposes of this opinion, we have considered the Agreement, the combined proxy statement/prospectus dated December 29, 2017, and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof (the “Representation Letters”), representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete.

April 30, 2018

Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)

The Reorganization will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

(ii)

Under Sections 361 and 357 of the Code, the Acquired Fund will not recognize gain or loss upon the transfer of all of its assets to the Acquiring Fund in exchange for Reorganization Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, or upon the distribution of the Reorganization Shares by the Acquired Fund to its shareholders in liquidation, except for (A) any gain or loss recognized on (1) “Section 1256 contracts” as defined in Section 1256(b) of the Code or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized by reason of the Reorganization (1) as a result of the closing of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of such asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code.

(iii)	Under Section 354 of the Code, the shareholders of the Acquired Fund will not recognize gain or loss upon the exchange of their Acquired Fund shares for Reorganization Shares.

(iv)

Under Section 358 of the Code, the aggregate tax basis of Reorganization Shares that the Acquired Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor.

(v)

Under Section 1223(1) of the Code, the Acquired Fund shareholder’s holding period for the Reorganization Shares received in the Reorganization will include the shareholder’s holding period for the Acquired Fund shares exchanged therefor, provided the shareholder held such Acquired Fund shares as capital assets on the date of the exchange.

(vi)

Under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of assets of the Acquired Fund in exchange for Reorganization Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund.

(vii)

Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the Acquired Fund’s tax basis in such assets immediately prior to the Reorganization, adjusted for any gain or loss required to be recognized as described in (ii) above.

April 30, 2018

(viii)

Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods in the assets received from the Acquired Fund in the Reorganization, other than any asset with respect to which gain or loss is required to be recognized as described in (ii) above, will include the periods during which such assets were held or treated for federal income tax purposes as being held by the Acquired Fund.

(ix)

The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

We believe (i) that Acquiring Fund will continue Acquired Fund’s historic business, within the meaning of Treas. Reg. § 1.368-1(d), as an open-end investment company serving as a funding vehicle for variable products that seeks total return by investing primarily in equity securities and to a lesser extent in fixed-income securities, and (ii) that the continuity of business enterprise test required for qualification under Section 368(a) of the Code is met.

No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

As of April 30, 2018

Schroders Global Multi-Asset Portfolio II

Brighthouse Funds Trust I

One Financial Center

Boston, Massachusetts 02111

Schroders Global Multi-Asset Portfolio

Brighthouse Funds Trust I

One Financial Center

Boston, Massachusetts 02111

Ladies and Gentlemen:

We have acted as counsel in connection with the Agreement and Plan of Reorganization dated as of April 30, 2018 (the “Agreement”) by and among Brighthouse Funds Trust I, a Delaware statutory trust (the “Trust”), on behalf of one of its series, Schroders Global Multi-Asset Portfolio II (formerly, Pyramis Managed Risk Portfolio) (“Acquired Fund”), and the Trust on behalf of another of its series, Schroders Global Multi-Asset Portfolio (“Acquiring Fund” and together with Acquired Fund, the “Funds”). The Agreement describes a proposed transaction (the “Reorganization”) to occur on the date of this letter, pursuant to which Acquiring Fund will acquire all of the assets of Acquired Fund in exchange for shares of beneficial interest in Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by Acquiring Fund of all of the liabilities of Acquired Fund, following which the Acquiring Fund Shares received by Acquired Fund will be distributed by Acquired Fund to its shareholders in liquidation and termination of Acquired Fund. This opinion as to certain U.S. federal income tax consequences of the Reorganization is furnished to you, for the benefit of Acquired Fund and Acquiring Fund, pursuant to section 9.5 of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Acquired Fund is a series of the Trust, which is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Shares of Acquired Fund are redeemable at net asset value at each shareholder’s option. Acquired Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).

April 30, 2018

Acquiring Fund is also a series of the Trust. Shares of Acquiring Fund are redeemable at net asset value at each shareholder’s option. Acquiring Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Code.

Each of Acquired Fund and Acquiring Fund serves as a funding vehicle for annuity contracts and insurance contracts (each, a “Contract”) offered by certain insurance companies. An insurance company establishes separate accounts, including subaccounts, that in turn purchase shares of Acquired Fund or Acquiring Fund in order to fund the insurance company’s obligations under Contracts that the insurance company has written. References herein to “shareholders” of Acquired Fund or Acquiring Fund are to the separate accounts (and other permitted shareholders) that own shares in Acquired Fund or Acquiring Fund.

For purposes of this opinion, we have considered the Agreement, the combined proxy statement/prospectus dated December 29, 2017, and such other items as we have deemed necessary to render this opinion. In addition, you have provided us with letters dated as of the date hereof (the “Representation Letters”), representing as to certain facts, occurrences and information upon which you have indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).

In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that the Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete.

April 30, 2018

Based on and subject to the foregoing and subject to the final paragraphs hereof, we are of the opinion that, for U.S. federal income tax purposes:

(i)

The Reorganization will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

(ii)

Under Sections 361 and 357 of the Code, the Acquired Fund will not recognize gain or loss upon the transfer of all of its assets to the Acquiring Fund in exchange for Reorganization Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, or upon the distribution of the Reorganization Shares by the Acquired Fund to its shareholders in liquidation, except for (A) any gain or loss recognized on (1) “Section 1256 contracts” as defined in Section 1256(b) of the Code or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized by reason of the Reorganization (1) as a result of the closing of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of such asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code.

(iii)	Under Section 354 of the Code, the shareholders of the Acquired Fund will not recognize gain or loss upon the exchange of their Acquired Fund shares for Reorganization Shares.

(iv)

Under Section 358 of the Code, the aggregate tax basis of Reorganization Shares that the Acquired Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor.

(v)

Under Section 1223(1) of the Code, the Acquired Fund shareholder’s holding period for the Reorganization Shares received in the Reorganization will include the shareholder’s holding period for the Acquired Fund shares exchanged therefor, provided the shareholder held such Acquired Fund shares as capital assets on the date of the exchange.

(vi)

Under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of assets of the Acquired Fund in exchange for Reorganization Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund.

(vii)

Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the Acquired Fund’s tax basis in such assets immediately prior to the Reorganization, adjusted for any gain or loss required to be recognized as described in (ii) above.

April 30, 2018

(viii)

Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods in the assets received from the Acquired Fund in the Reorganization, other than any asset with respect to which gain or loss is required to be recognized as described in (ii) above, will include the periods during which such assets were held or treated for federal income tax purposes as being held by the Acquired Fund.

(ix)

The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

We believe that Acquiring Fund will continue Acquired Fund’s historic business, within the meaning of Treas. Reg. § 1.368-1(d), as an open-end investment company serving as a funding vehicle for variable products that seeks total return by investing primarily in equity securities and to a lesser although substantial extent in fixed-income securities. We note that Acquired Fund has historically done so primarily through investments in other open-end management investment companies, whereas Acquiring Fund has done directly. The only guidance applying the continuity of business enterprise test to investment companies is Revenue Ruling 87-76, 1987-2 C.B. 84, which concluded that a municipal bond fund and a balanced fund were not in the same line of business. Even on the assumption that the ruling is correct, we do not believe that it is controlling in the instant case. In our opinion, the continuity of business enterprise test required for qualification under Section 368(a) of the Code is therefore met in the Reorganization.

No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP